                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) dated January 18, 1996 of DC Holdco, Inc. of our report dated March 17, 1995 with respect to the consolidated financial statements and supplemental schedules of the Capital Cities/ABC, Inc. Savings and Investment Plan included in its Annual Report on Form 11-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP

New York, New York
January 18, 1996